Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Shaanxi Guangsha Investment and Development Group Co., Ltd.

We have audited the accompanying balance sheets of Shaanxi Guangsha Investment and Development Group Co., Ltd. as of December 31, 2008 and 2007, and the related statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2008. Shaanxi Guangsha Investment and Development Group Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shaanxi Guangsha Investment and Development Group Co., Ltd. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/Bagell, Josephs, Levine & Company, LLC

Marlton, New Jersey
June 25, 2009

SHAANXI GUANGSHA INVESTMENT AND DEVELOPMENT GROUP CO., LTD.
BALANCE SHEETS

	December 31,
	2008	2007
ASSETS

Current assets:
Cash & cash equivalents	$425,692	$1,522,051
Restricted cash	668,256	791,795
Accounts receivable - net of allowance for doubtful accounts	7,328	6,853
Loans to outside parties, net of allowance	775,350	4,565,021
Real estate property development completed	8,924,353	12,375,248
Real estate property under development	25,343,311	19,403,706
Other receivables	32,246	-
Prepaid tax expenses	-	457,463

Total current assets	36,176,536	39,122,137

Property, plant and equipment, net	736,841	36,841

Total Assets	$36,913,377	$39,158,978

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term loans	$879,443	$822,526
Accounts payable	899,162	1,000,754
Other payables	1,406,691	1,163,603
Customer deposits	10,662,730	23,432,094
Accrued expenses	1,797	17,332
Dividend payable	-	5,483,508
Taxes payable	530,426	-

Total current liabilities	14,380,249	31,919,817

Shareholders' equity
Capital contribution	17,592,852	82,137
Additional paid-in capital	84,545	84,545
Statutory surplus	2,303,977	2,165,538
Retained earnings	592,588	3,981,016
Accumulated other comprehensive income	1,959,166	925,925

Total shareholders' equity	22,533,128	7,239,161

Total Liabilities and Shareholders' Equity	$36,913,377	$39,158,978
                                                                                                                              The accompanying notes are an integral part of these financial statements

SHAANXI GUANGSHA INVESTMENT AND DEVELOPMENT GROUP CO., LTD.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31,

	2008	2007

Real estate sale, net of sales taxes of
$1,566,790 and $866,211, respectively	$22,244,647	$12,298,142

Cost of real estate sales, exclusive of depreciation	11,985,773	6,453,595

Gross profit	10,258,874	5,844,547

Operating expenses
Selling and distribution expenses	254,541	317,762
General and administrative expenses	1,395,764	411,423
Total operating expenses	1,650,305	729,185

Operating income	8,608,569	5,115,362

Other expenses
Interest expenses	(94,932)	(84,846)
Other expenses	(18,290)	(34,543)
Total other expenses	(113,222)	(119,389)

Income before income taxes	8,495,347	4,995,973

Provision for income taxes	157,851	131,644

Net income	$8,337,496	$4,864,329

Other comprehensive income
Foreign currency translation adjustment	$1,033,241	705,994

Comprehensive income	$9,370,737	$5,570,323

Basic and diluted income per common share
Basic	$8.06	$7.15
Diluted	$8.06	$7.15

Weighted average common shares outstanding
Basic	1,034,301	680,000
Diluted	1,034,301	680,000
                                                                                                                                                 The accompanying notes are an integral part of these financial statements

SHAANXI GUANGSHA INVESTMENT AND DEVELOPMENT GROUP CO., LTD.
STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

		Additional	Statutory	Retained	Accumulated Other
	Capital	Paid-in-Capital	Surplus	Earnings	Comprehensive Income	Total

Balance at December 31, 2006	$82,137	$84,545	$1,708,145	$5,057,588	$219,931	$7,152,346

Dividend declared				(5,483,508)		(5,483,508)
Appropriation to Surplus Account			457,393	(457,393)		-
Net income for the year				4,864,329		4,864,329
Foreign currency translation adjustments					705,994	705,994

Balance at December 31, 2007	82,137	84,545	2,165,538	3,981,016	925,925	7,239,161

Capital Contribution
- cash contribution	439,722					439,722
- dividend converted to capital	5,483,508					5,483,508
- retained earnings converted to capital	10,788,348			(10,788,348)		-
- surplus converted to capital	799,137		(799,137)			-
Appropriation to Surplus Account			937,576	(937,576)		-
Net income for the year				8,337,496		8,337,496
Foreign currency translation adjustments					1,033,241	1,033,241

Balance at December 31, 2008	$17,592,852	$84,545	$2,303,977	$592,588	$1,959,166	$22,533,128
                                                                                                                                          The accompanying notes are an integral part of these financial statements

SHAANXI GUANGSHA INVESTMENT AND DEVELOPMENT GROUP CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2008	2007

Cash flows from operating activities
Net income	$8,337,496	$4,864,329
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation	44,055	33,054
Allowance for doubtful accounts	43,180	-
Loss on disposal of fixed assets	6,544	33,542
Changes in assets and liabilities:
(Increase) decrease in -
Restricted Cash	175,119	(538,256)
Loans to outside parties	3,988,461	(4,379,179)
Real estate property development completed	4,229,682	(8,542,998)
Real estate property under development	(4,514,152)	7,110,874
Other receivables	(31,666)	66,542
Prepaid tax expenses	480,312	(281,999)
Increase (decrease) in -
Accounts payable	(167,766)	(982,677)
Other payables	159,643	625,599
Customer deposits	(14,131,710)	1,566,747
Accrued expenses	(16,432)	13,078
Taxes payable	520,876	-

Net cash provided by (used in) operating activities	(876,358)	(411,344)

Cash flows from investing activities
Purchase of fixed assets	(755,931)	(3,235)
Sales of fixed assets	20,439	88,767

Net cash provided by (used in) investing activities	(735,492)	85,532

Cash flows from financing activities
Repayments of short-term loan	-	(263,014)
Capital contribution	439,722	-

Net cash provided by (used in) financing activities	439,722	(263,014)

Effect of exchange rate changes on cash and cash equivalents	75,769	114,454

Net increase (decrease) in cash and cash equivalents	(1,096,359)	(474,372)

Cash and cash equivalents, beginning of year	1,522,051	1,996,423

Cash and cash equivalents, end of year	$425,692	$1,522,051

Supplemental disclosures of cash flow information:
Interest paid	$106,284	$98,556
Income taxes paid	$214,827	$88,706

Non- cash financing activities:
Capital contribution converted from dividend payable	$5,483,508	$-
Capital contribution converted from retained earnings	$10,788,348	$-
Capital contribution converted from surplus	$799,137	$-
                                                                                                                                                 The accompanying notes are an integral part of these financial statements

SHAANXI GUANGSHA INVESTMENT AND DEVELOPMENT GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
 FOR THE YEARS ENDED December 31, 2008 AND 2007

Note 1.  ORGANIZATION AND BASIS OF PRESENTATION

Shaanxi Guangsha Investment and Development Group Co., Ltd. (“Guangsha” or the “Company”), was incorporated in Hanzhong City, Shaanxi Province, People’s Republic of China in November 2007, with registered capital in amount of RMB130,680,000 (equivalent to $17,592,852). The main business of Guangsha is engaged in real estate development, primarily in the construction and sale of residential apartments, car parks as well as commercial properties.

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, and disclosure of contingent liabilities at the date of the financial statements. Estimates are used for, but not limited to, the selection of the useful lives of property and equipment, provision necessary for contingent liabilities, fair values, revenue recognition, taxes, budgeted costs and other similar charges. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company maintains bank accounts in the PRC. Total cash at December 31, 2008 and 2007 amounted to $425,692 and $1,522,051 respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and management believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable

Accounts receivable consists of balances due from customers for the sale of residential units in the PRC. Accounts receivable are reviewed periodically as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the balances become doubtful. As of December 31, 2008 and 2007, the allowance for doubtful debts was $43,972 and -0- respectively.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans to outside parties

Loans to outside parties consist of various cash advances to unrelated companies and individuals with which the Company has business relationships.

Loans to outside parties are reviewed periodically as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the balances becomes doubtful.

Real estate property development completed and under development

Real estate property consists of finished residential unit sites, commercial offices and residential unit sites under development. The Company leases the land for the residential unit sites under land use right leases with various terms from the government of People’s Republic of China (“PRC”). Real estate property development completed and real estate property under development are stated at the lower of cost or fair value.

Expenditures for land development, including cost of land use rights, deed tax, pre-development costs, and engineering costs, exclusive of depreciation, are capitalized and allocated to development projects by the specific identification method. Costs are allocated to specific units within a project based on the ratio of the sales area of units to the estimated total sales area times the total project costs.

Costs of amenities transferred to buyers are allocated as common costs of the project that are allocated to specific units as a component of total construction costs. For amenities retained by the Company, costs in excess of the related fair value of the amenity are also treated as common costs. Results of operations of amenities retained by the Company are included in current operating results.

As required by Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (“SFAS No. 144”), management evaluates, on yearly basis, the impairment of the company’s real estate developments based on a community level. Each community is assessed as an individual project. The evaluation takes into account of several factors including, but not limited to, physical condition, inventory holding period, management’s plans for future operations, prevailing market prices for similar properties and projected cash flows.  There were no impairment losses for the years ended December 31, 2008 and 2007.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest capitalization

Interest capitalization is reported in accordance with the provisions of SFAS No. 34, “Capitalization of Interest Cost”.

For loans to finance projects and provide for working capital, we charge the borrowing costs related to working capital loans to interest expense when incurred and capitalize interest costs related to project developments as a component of the project costs.

The interest to be capitalized for a project is based on the amount of borrowings related specifically to such project. Interest for any period is capitalized based on the amounts of accumulated expenditures and the interest rate of the loans. Payments received from the pre-sales of units in the project are deducted in the computation of the amount of accumulated expenditures during a period. The interest capitalization period begins when expenditures have been incurred and activities necessary to prepare the asset (including administrative activities before construction) have begun, and ends when the project is substantially completed. Interest Capitalized is limited to the amount of interest incurred.

The interest rate used in determining the amount of interest capitalized is the weighted average rate applicable to the project-specific borrowings. However, when accumulated expenditures exceed the principal amount of project-specific borrowings, the Company also capitalizes interest on borrowings that are not specifically related to the project, at a weighted average rate of such borrowings.

The Company’s significant judgments and estimates related to interest capitalization include the determination of the appropriate borrowing rates for the calculation, and the point at which capitalization is started and discontinued. Changes in the rates used or the timing of the capitalization period may affect the balance of property under development and the costs of sales recorded. For the years ended December 31, 2008 and 2007, capitalized interest amounted to mere $17,471 and $1,294, respectively.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and any impairment losses.  The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.  Expenditure incurred after the fixed assets have been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the profit and loss account in the year in which it is incurred.

In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset beyond its originally assessed standard of performances, the expenditure is capitalized as an additional cost of the asset.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, less any estimated residual value.  Estimated useful lives of the assets are as follows:

Buildings and improvements	39 years
Machinery and office equipment	5 - 10 years
Automobiles	8 years

Any gain or loss on disposal or retirement of a fixed asset is recognized in the profit and loss account and is the difference between the net sales proceeds and the carrying amount of the relevant asset. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, renewals and betterments are capitalized.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. No impairment loss is recorded for the years ended December 31, 2008 and 2007.

Advances to vendors

Advances to vendors consist of balances paid to contractors and vendors for services and materials that have not been provided or received and generally relate to the development and construction of residential units in the PRC. Advances to vendors are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the services and materials become doubtful.  As of December 31, 2008 and 2007, there was no advance to venders.

Customer deposits

Customer deposits consist of amounts received from customers relating to the sale of residential units in the PRC. In the PRC, customers will generally obtain permanent financing for the purchase of their residential unit prior to the completion of the project. The lending institution will provide the funding to the Company upon the completion of the financing rather than the completion of the project. The Company receives these funds and recognizes them as a current liability until the revenue can be recognized.

Other payables

Other payables consist of balances for non-construction costs with unrelated companies and individuals with which the Company has business relationships. These amounts are unsecured, non-interest bearing and generally are short term in nature.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

Real estate sales are reported in accordance with the provisions of SFAS No. 66, “Accounting for Sales of Real Estate”.

Revenue from the sales of development properties is recognized by the full accrual method at the time of the closing of an individual unit sale. This occurs when title to or possession of the property is transferred to the buyer. A sale is not considered consummated until (a) the parties are bound by the terms of a contract, (b) all consideration has been exchanged, (c) any permanent financing of which the seller is responsible has been arranged, (d) all conditions precedent to closing have been performed, (e) the seller does not have substantial continuing involvement with the property, and (f) the usual risks and rewards of ownership have been transferred to the buyer. Further, the buyer’s initial and continuing investment is adequate to demonstrate a commitment to pay for the property, and the buyer’s receivable, if any, is not subject to future subordination. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method in which all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

Advertising expenses

Advertising costs are expensed as incurred, or the first time the advertising takes place, in accordance with Statement of Position No. 93-7 “ Reporting on Advertising  Costs”. For the years ended December 31, 2008 and 2007, the Company recorded advertising expenses of $49,305 and $45,054, respectively.

Property warranty

The Company provides customers with warranties which cover major defects of building structure and certain fittings and facilities of properties sold. The warranty period varies from two years to five years, depending on different property components the warranty covers. The Company constantly estimates potential costs for materials and labor with regard to warranty-type claims expected to be incurred subsequent to the delivery of a property. Reserves are determined based on historical data and trends with respect to similar property types and geographical areas. The Company constantly monitors the warranty reserve and makes adjustments to its pre-existing warranties, if any, in order to reflect changes in trends and historical data as information becomes available. The Company may seek further recourse against its contractors or any related third parties if it can be proved that the faults are caused by them. In addition, the Company also withholds up to 2% of the contract cost from sub-contractors for periods of two to five years. These amounts are included in current liabilities, and are only paid to the extent that there has been no warranty claim against the Company relating to the work performed or materials supplied by the subcontractors. For the years ended December 31, 2008 and 2007, the Company had not recognized any warranty liability or incurred any warranty costs in excess of the amount retained from subcontractors.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities.  Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.  There are no deferred tax amounts for the years ended December 31, 2008 and 2007.

Land Appreciation Tax (“LAT”)

In accordance with the relevant taxation laws for real estate companies of the province in which the Company operates in the PRC, the local tax authorities levy LAT based on progressive rates ranging from 30% to 60% on the appreciation of land value, being the proceeds of sales of properties less deductible expenditures, including borrowing costs and all property development expenditures. LAT is prepaid on customer deposits and is expensed when the related revenue is recognized.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company’s only components of comprehensive income during the years ended December 31, 2008, and 2007 were net income and the foreign currency translation adjustment.

Earnings per share

The Company computes earnings per share (“EPS’) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

The Company’s financial information is presented in US dollars. The functional currency of the Company is Renminbi (“RMB”), the currency of the PRC. Transactions at the Company which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than that RMB are included in statements of operations as exchange gains. The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “ Foreign Currency Translation ”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in shareholders’ equity.

	December 31, 2008	December 31, 2007
Year end RMB: US$ exchange rate	6.8225	7.2946
Average yearly RMB: US$ exchange rate	6.9476	7.6042

As of May 31, 2009, the RMB/US$ exchange rate had advanced to 6.8223.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivables and other receivables.  The Company does not require collateral or other security to support these receivables.  The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivables.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risks and uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s operations are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Fair value of financial instruments

Fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, restricted cash, accounts receivable, advances to suppliers, other receivables, accounts payable, other payables and amounts due from/to shareholders, related parties and employees and bank loans to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization. The Company considers the carrying amount of bank loans to approximate their fair values based on the interest rates of the instruments and the current market rate of interest.

Recent accounting pronouncements

In June 2008, the FASB ratified EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”. EITF 07-5 addresses how an entity should evaluate whether an instrument or embedded feature is indexed to its own stock, carrying forward the guidance in EITF 01-6 and superseding EITF 01-6. Other issues addressed in EITF 07-5 include addressing situations where the currency of the linked instrument differs from the host instrument and how to account for market-based employee stock options. EITF 07-5 is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted. The Company has evaluated this statement and estimated that it is not expected to have an impact on its financial position and results of operations.

On June 16, 2008, the FASB issued Final Staff Position (“FSP”) No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of EITF 03-6-1 will have a material impact on its financial condition or results of operation.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On October 10, 2008, the FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on the company’s financial position or results.

In May 2009, the FASB issued SFAS 165, Subsequent Events , which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. An entity should apply the requirements of SFAS 165 to interim or annual financial periods ending after June 15, 2009. Adoption of SFAS 165 did not have a material impact on the Company’s results of operations or financial position.

In June 2009, the FASB issued SFAS 167, Amendments to FASB Interpretation No. 46(R), which improves financial reporting by enterprises involved with variable interest entities. SFAS 167 addresses (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities , as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) concerns about the application of certain key provisions of FIN 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. SFAS 167 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Adoption of SFAS 167 is not expected to have a material impact on the Company’s results of operations or financial position.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162. The FASB Accounting Standards Codification TM (“Codification”) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of SFAS 168 is not expected to have a material impact on the Company’s results of operations or financial position.

Note 3. RESTRICTED CASH

Restricted cash is cash set aside for a particular use or event and is subject to withdrawal restrictions. The Company is required to maintain certain deposits, as restricted cash, with banks that provide mortgage loans to the Company’s customers. These deposits are guarantees for the mortgage loans and are normally equivalent to 5% to 10% of the mortgage proceeds paid to the Company. As of December 31, 2008 and 2007, the balance of restricted cash totaled $668,256 and $791,795, respectively. These deposits are not covered by insurance. The Company has not experienced any losses in such accounts and management believes its restricted cash account is not exposed to any risks.

Note 4. LOANS TO OUTSIDE PARTIES

Loans to outside parties consist of various cash advances to unrelated companies and individuals with which the Company has business relationships. Starting from the second half of year 2007, the price of building materials in China increased significantly. In order to control the development costs and maintain good relationships with suppliers, the Company made cash advances in amount of RMB33,300,000 (equivalent of $4,523,894 at December 31, 2007) to its long-term contractors to support their short-term working capital needs.  The loan terms were from December 18, 2007 to March 18, 2008 with no interest. But the loans bear a penalty rate of 15% on any past due amount.  As of December 31, 2008, RMB33,000,000 was paid back. The company has made full reserve for the remaining amount of RMB300,000 as of December 31, 2008.

As of December 31, 2008 and 2007, the Company had outstanding loans to outside parties, net of doubtful allowance, in the amount of $775,350 and $4,565,021, respectively.

Note 5. OTHER RECEIVABLES

The balance of other receivables represents various cash advances to the company’s employees for the company’s business development. The balance of other receivables as of December 31, 2008 and 2007 was $32,246 and $-0-, respectively. The balance is unsecured and bears no interest and has no fixed repayment date. The company expects the entire amount of these advances be either repaid or expenses within one year.

Note 6. REAL ESTATE PROPERTY DEVELOPMENT COMPLETED AND UNDER DEVELOPMENT

The following summarizes the components of real estate property development completed and under development at December 31, 2008 and 2007:

	As of December 31,
	2008	2007
Development completed
Mingzhu real estate	$1,758,143	$8,702,906
Weinan project	-	3,672,342
Central Plaza	7,166,210	-
Real Estate property development completed	$8,924,353	$12,375,248

Under development:
Mingzhu real estate	$10,462,855	$8,080,019
Weinan project	-	118,353
Central Plaza	-	6,042,897
Nan Da Street	6,124,271	5,162,437
Yang Xian	8,756,185	-
Real Estate property under development	$25,343,311	$19,403,706

As of December 31, 2008 and 2007, land use rights included in the real estate property under development totaled $15,997,878 and $8,192,970, respectively.

Note 7.  PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2008 and 2007, the detail of property, plant and equipment was as follows:

	As of December 31,
	2008	2007
Buildings	$350,890	$-
Machinery	2,565	2,399
Office equipment	43,485	15,433
Automobiles	385,709	34,667
Total	782,649	52,499

Less: accumulated depreciation	(45,808)	(15,658)

Property, plant and equipment, net	$736,841	$36,841

Depreciation expense for the years ended December 31, 2008 and 2007 was $44,055 and $33,054, respectively.

Note 8. SHORT-TERM LOANS

Short term bank loans represent amounts due to a local bank and are due on the dates indicated below. These loans generally can be renewed with the banks. Short-term bank loans at December 31, 2008 and 2007 consisted of the following:

	As of December 31,
	2008	2007
a) Loan payable to Hanzhong City Credit Bank	$-	$137,088
1 year term from 12/3/2007 to 12/2/2008,
a fixed interest rate of 0.9113% per month

b) Loan payable to Hanzhong City Credit bank	-	411,263
1 year term from 8/3/2007 to 7/24/2008,
a fixed interest rate of 0.8925% per month
collatered by Company's land use right

c) Loan payable to Hanzhong City Credit bank	-	274,175
1 year term from 7/25/2007 to 7/24/2008,
a fixed interest rate of 0.8925% per month
collatered by Company's land use right

d) Loan payable to Hanzhong City Credit bank	732,869	-
1 year term from 7/24/2008 to 7/20/2009
a fixed interest rate of 0.8925% per month
collatered by Company's land use right

e) Loan payable to Hanzhong City Credit bank	58,630	-
term from 12/26/2008 to 3/26/2009,
a fixed interest rate of 0.6268% per month

f) Loan payable to Hanzhong City Credit bank	87,944	-
term from 12/26/2008 to 10/26/2009,
a fixed interest rate of 0.6268% per month

Total	$879,443	$822,526

Interest expense paid for the above short term loans totaled $106,284 and $98,556 for the years ended December 31, 2008 and 2007, respectively.

A related party of the Company pledged a land use right in the amount of RMB 7,757,300 (equivalent to $ 1,137,017) as collateral for the loan (a) shown above. This loan will be due on July 20, 2009.

Note 9.  CUSTOMER DEPOSITS

Customer deposits consist of amounts received from customers for the pre-sale of residential units in the PRC. The detail of customer deposits is as follows:

	As of December 31,
	2008	2007
Real estate property under development
Minzhu	$9,305,514	$18,682,055.13
Weinan project	-	4,750,039
Yangxian	1,357,216	-

Total	$10,662,730	$23,432,094

Customer deposits are typically funded up to 70%~80% by mortgage loans made by banks to the customers. Until the customer obtains legal title to the property, the banks have a right to seek reimbursement from the Company for any defaults by the customers. Company, in turn, has a right to withhold transfer of title to the customer until outstanding amounts are fully settled.

Note 10. OTHER PAYABLES

Other payables represent contract deposits and bidding deposits that are to be refunded upon completion of projects or satisfaction of claim-free warranty. There were $1,406,691 and $1,163,603 of other payables for the years ended December 31, 2008 and 2007, respectively.

Note 11. TAXES

(a) Corporation income tax (“CIT”)

The Company is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are generally subject to tax at a new statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the New CIT Law), which is effective from January 1, 2008. Under the new law, the corporate income tax rate applicable to all Companies, including both domestic and foreign-invested companies, will be 25%, replacing the previous applicable tax rate of 33%.  However, pending the detailed implementation rulings from the tax authorities, we believe that some of the tax concession granted to eligible companies prior to the new CIT laws will be grand fathered.

As approved by the local tax authority of Hanzhong City, the company’s CIT was assessed annually at a pre-determined fixed rate as an incentive to stimulate local economy and encourage entrepreneurship. The actual income tax assessed for the years ended December 31, 2008 and 2007 was $157,851 and $131,644, respectively. As of December 31, 2008, the company has paid all the income taxes due.

The following table reconciles the statutory rates to the Company’s effective tax rate for the twelve months ended December 31, 2008 and December 31, 2007:

	For the years ended December 31,
	2008	2007
Chinese statutory tax rate	25%	33%
Favorable tax incentive assessed	(23.2%)	(30.4%)

Effective tax rate	1.8%	2.6%

(b) Business sales tax

The Company is subject to 5% business sales tax on actual revenue.  It is the Company’s continuing practice to recognize 5% of the sales tax on estimated revenue, and file tax return based on the actual result, as the local tax authority may exercise broad discretion in applying the tax amount.  As a result, the Company’s accrual sales tax may differ from the actual tax clearance.

Note 11. TAXES (Continued)

(c) Taxes payable (prepaid tax expenses) consisted of the following:

	As of December 31,
	2008	2007
Business sales tax payable	$421,738	$(366,533)
Other taxes and fees	108,688	(90,930)

Total taxes payable (prepaid tax expenses)	$530,426	$(457,463)

Note 12.  SHAREHOLDERS’ EQUITY

(a)	Common Stock

As of December 31, 2007, the Company’s registered capital was RMB 680,000 (equivalent to $82,137), which was fully contributed by Mr. Zhu Xiaojun, the Company’s president..

On December 31, 2008, the Board the Company approved the following capital increase to bring up the capital contribution to RMB130,680,000 (equivalent of $17,592,852).

	As of December 31, 2008
	RMB	US$ equivalent
Capital Contribution at December 31, 2007	680,000	$82,137
- cash contribution	3,000,000	439,722
- dividend converted to capital	40,000,000	5,483,508
- retained earnings converted to capital	81,000,000	10,788,348
- surplus converted to capital	6,000,000	799,137

Capital Contribution at December 31, 2008	130,680,000	$17,592,852

The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed. Accordingly, there were total 130,680,000 and 680,000 shares issued and outstanding for the years ended December 31, 2008 and 2007.

Note 12.  SHAREHOLDERS’ EQUITY (Continued)

(b)Statutory Surplus Reserves

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

The statutory surplus reserve fund is non-discretionary other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of shares currently held by them, provided that the remaining statutory surplus reserve balance after such issue is not less than 25% of the registered capital before the conversion.

The discretionary surplus reserve may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. The Company’s Board of Directors decided not to make an appropriation to this reserve for the years ended December 31, 2008 and 2007, respectively.

Pursuant to the Company’s articles of incorporation, the Company is to appropriate 10% of its net profits as statutory surplus reserve. For the years ended December 31, 2008 and 2007, statutory surplus reserve activities were as follows:

	Statutory Surplus Reserves
	RMB	US$ equivalent
Balance at December 31, 2006	￥13,618,185	$1,708,145

Addition to statutory reserves	3,478,095	457,393

Balance at December 31, 2007	￥17,096,280	$2,165,538

Addition to statutory reserves	6,513,887	937,576

Surplus reserve converted to capital	(6,000,000)	(799,137)

Balance at December 31, 2008	￥17,610,167	$2,303,977

Note 13. CONTINGENCE

As a industry practice, the Company provides guarantees to PRC banks with respect to loans procured by the purchasers of the Company’s real estate properties for the total mortgage loan amount until the completion of the registration of the mortgage with the relevant mortgage registration authorities, which generally occurs within six to twelve months after the purchasers take possession of the relevant properties. The mortgage banks require the Company to maintain, as restricted cash, 5% to 10% of the mortgage proceeds as security for the Company’s obligations under such guarantees. If a purchaser defaults on its payment obligations, the mortgage bank may deduct the delinquent mortgage payment from the security deposit and require the Company to pay the excess amount if the delinquent mortgage payments exceed the security deposit. The Company has made necessary reserves in its restricted cash account to cover any potential mortgage default as required by mortgage lenders. The Company has not experienced any losses related to this guarantee and believes that such reserves are sufficient.